                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only
    [X] Definitive Proxy Statement                                    (as permitted by Rule  14a-6(e)(2))
    [ ] Definitive Additional Materials
    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             SAMUELS JEWELERS, INC.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 6, 2002
                       ----------------------------------

TO THE STOCKHOLDERS OF SAMUELS JEWELERS, INC.:

         The 2002 Annual Meeting of Stockholders of Samuels Jewelers, Inc., a Delaware corporation (the "Company"), will be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, on Wednesday, November 6, 2002, at 10:00 a.m. local time, to consider and vote on the following matters:

         1. To elect a Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

         2. To ratify the appointment of independent certified public accountants for the Company for the fiscal year ending May 31, 2003 ("fiscal year 2003"); and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Company has fixed the close of business on October 2, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time. Unless so revoked, the shares of Common Stock of the Company represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted "FOR" the nominees for director named in the attached Proxy Statement and "FOR" the ratification of the appointment of the independent certified public accountants for the Company named in the Proxy Statement. The list of stockholders of the Company may be examined during ordinary business hours ten (10) days prior to the Annual Meeting at 141 Linden Street, Suite 4, Wellesley, Massachusetts.

                                       By Order of the Board of Directors

                                       /s/ Robert Herman

                                       Robert Herman
                                       Assistant Secretary

September 30, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                                 PROXY STATEMENT

                       2002 ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 6, 2002

         This Proxy Statement is being furnished to the holders of common stock (the "Common Stock") of the Company, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from such stockholders for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, on Wednesday, November 6, 2002, beginning at 10:00 a.m. local time, and any adjournment or postponement thereof, for the purposes set forth in the preceding notice. This Proxy Statement and the enclosed form of proxy is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Meeting on or about October 11, 2002.

         The Company's principle executive offices are located at 2914 Montopolis Drive, Suite 200, Austin, Texas 78741, and the Company's telephone number is (512) 369-1400.

         The Company has fixed the close of business on October 2, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date there were issued and outstanding and entitled to vote 8,052,726 shares of Common Stock, which is the Company's only class of voting securities with issued and outstanding shares as of such date. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote thereat is necessary to constitute a quorum for the transaction of business. Abstentions and shares held by nominees that are present, but not voted because the nominees did not have discretionary voting power and were not instructed by the beneficial owner ("broker non-votes") will be counted in determining whether a quorum is present.

         Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock held by such stockholder on the Record Date on all matters that properly come before the Meeting. For purposes of election of directors, each stockholder is entitled to as many votes as such stockholder would otherwise be entitled to cast multiplied by the number of directors to be elected. In such election of directors, a stockholder may cast all of the votes to which he or she is entitled for a single director, may distribute them among the number of directors or may distribute them among two or more directors as he or she desires.

         The election of directors requires a plurality of the shares of Common Stock that are voted thereon. Accordingly, the five nominees for election as directors at the Meeting who receive the greatest number of votes cast for election by the holders of record of Common Stock on the Record Date shall be the duly elected directors upon completion of the vote tabulation at the Meeting. It is the intention of the holders of proxies, unless authorization to do so is withheld, to vote "FOR" the election of the Board nominees named in this Proxy Statement. The holders of proxies may not vote such proxies for a greater number of persons than five. However, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of such nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If prior to the Meeting any such nominee should become unavailable for election, an event which is not now anticipated by the

Board, the proxies will be voted for the election of such person or persons as shall be determined by the holders of proxies in accordance with their judgment.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

         Abstentions and broker non-votes will not be counted as votes cast for the election of directors. Abstentions will be considered present for calculating the vote on all other items being submitted to stockholders while broker non-votes will not be considered present for the purpose of calculating those votes. Therefore, provided that a quorum exists at the Meeting, abstentions and broker non-votes will have no effect on the election of directors and broker non-votes also will have no effect for votes on all other items being submitted to stockholders, but abstentions will have the effect of a negative vote for votes on those other items.

         Votes will be tabulated by Wells Fargo Bank Minnesota, N.A., the transfer agent and registrar for the Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld and the number of shares held of record by broker-dealers and present at the Meeting but not voting.

         Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Assistant Secretary of the Company at the Company's principle executive offices of written notice of revocation;
(b) receipt by the Assistant Secretary of the Company at the Company's principle executive offices of a duly executed proxy bearing a later date; or (c) appearing at the Meeting and voting in person. Attendance in person at the Meeting does not itself revoke an otherwise valid proxy; however, any stockholder who attends the Meeting may orally revoke his proxy at the Meeting and vote in person.

         All properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the election of the Board's nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent certified public accountants for the Company for fiscal year 2003. In addition, the proxy holders will vote in their sole discretion upon such other business as may properly come before the Meeting.

         The information provided in this Proxy Statement is generally for the Company. On October 2, 1998, the Company's predecessor-in-interest, Barry's Jewelers, Inc. ("Predecessor Company"), successfully emerged from bankruptcy proceedings, and, through a merger, the Predecessor Company was reincorporated in Delaware as the Company immediately thereafter. The Company provides information herein as it relates to the Predecessor Company under its obligations to do so as set forth in the Securities and Exchange Act of 1934, as amended.

         The date of this Proxy Statement is September 30, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the best knowledge of the Company, the following table sets forth information, as of September 30, 2002, as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company (based upon Schedule 13D and 13G filings by such persons with the Securities and Exchange Commission (the "Commission") for beneficial ownership at such date) to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) each of the officers named in the Summary Compensation Table under the caption "Executive Compensation" and (iv) all executive officers and directors of the Company as a group. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the person or entity identified or described and is not within the direct knowledge of the Company. Except as otherwise noted, to the best knowledge of the Company, all persons and entities listed below have sole voting, investment and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                NUMBER OF SHARES           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED        OF Class(1)
-------------------------------------                                          ------------------        ------------
Randy N. McCullough*  . . . . . . . . . . . . . . . . . . . . . . . . .             333,785(2)                 4.1
Robert J. Herman* . . . . . . . . . . . . . . . . . . . . . . . . . . .              15,125(3)                  **
David B. Barr*. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             121,400(4)                 1.5
David J. Breazzano* . . . . . . . . . . . . . . . . . . . . . . . . . .           3,906,579(5)(6)             48.4
David H. Eisenberg* . . . . . . . . . . . . . . . . . . . . . . . . . .              17,500(5)                  **
Jerry Winston*. . . . . . . . . . . . . . . . . . . . . . . . . . . . .              14,500(5)                  **
DDJ Capital Management, LLC(7)  . . . . . . . . . . . . . . . . . . . .           3,894,079                   48.4
     141 Linden Street, Suite S-4
     Wellesley, Massachusetts 02482
Stephen Feinberg(8) . . . . . . . . . . . . . . . . . . . . . . . . . .             815,813                   10.1
     Park Avenue, 28th Floor
     New York, New York 10022
Chad C. Haggar  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              45,619                     **
     20 Falling Oaks Trail
     Lakeway, Texas 78738
Paul W. Hart  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              50,000                     **
     8411 La Plata Loop
     Austin, Texas 78737
All executive officers and directors as a group (8 persons) . . . . . .           4,504,508                   54.4

----------

* Address is c/o Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

**   Less than one percent.

(1) Percentage of Common Stock beneficially owned is calculated based upon a denominator of 8,052,726 shares of Common Stock, except where beneficial ownership includes the right to acquire Common Stock through the exercise of options or warrants within 60 days of the date of this Proxy Statement. In such instances, the number of shares subject to exercise by the beneficial owner is added to the denominator in calculating the percentage ownership of only the beneficial owner who possesses the right to exercise under the options or warrants.

(2) Includes the right to acquire beneficial ownership of 65,000 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(3) Includes the right to acquire beneficial ownership of 15,125 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(4) Includes the right to acquire beneficial ownership of 112,500 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(5) Includes the right to acquire beneficial ownership of 12,500 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(6) With respect to 3,894,079 of such shares of Common Stock, Mr. Breazzano shares voting and dispositive power as a member of DDJ Capital Management, LLC and therefore may be deemed to beneficially own all of such shares (see note (8) below), but he disclaims such beneficial ownership.

(7) DDJ Capital Management, LLC may be deemed to beneficially own all of such shares through four funds controlled by it, including 3,235,150 shares owned by B III Capital Partners, L.P. (or approximately 40.2% of the Company's issued and outstanding Common Stock) and 571,429 shares owned by B III-A Capital Partners, L.P. (or approximately 7.1% of the Company's issued and outstanding Common Stock).

(8) Stephen Feinberg may be deemed to beneficially own the following: 158,555 shares through the fund Cerberus Partners, L.P.; 267,710 shares through the fund Cerberus International, Ltd.; 24,510 shares through the fund Ultra Cerberus, Ltd.; 346,275 aggregate shares through additional private investment funds; and 18,763 warrants to purchase shares through the additional private investment funds. The warrants are exercisable through the payment of an exercise price, revised annually on the date after the October 2 anniversary of the Company's Warrant Agreement, which established such warrant rights.

RELATED STOCKHOLDER MATTERS

         The following table sets forth information, as of June 1, 2002, information with respect to options, warrants and rights issued or issuable by the Company pursuant to its equity compensation plans.

                                   EQUITY COMPENSATION PLAN INFORMATION

                                                                                     NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                                                                    FUTURE ISSUANCES UNDER
                              NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE          EQUITY COMPENSATION
                              BE ISSUED UPON EXERCISE       EXERCISE PRICE OF          PLANS (EXCLUDING
                              OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     SECURITIES REFLECTED IN
PLAN CATEGORY                   WARRANTS AND RIGHTS        WARRANTS AND RIGHTS            COLUMN (a))
-------------                 -----------------------      --------------------     -----------------------
                                        (a)                        (b)                        (c)
Equity compensation plans
   approved by security
   holders . . . . . . . .             352,615                   $5.757                     397,385
Equity compensation plans
   not approved by
   security holders. . . .                 --                        --                          --
         Total . . . . . .            352,615                    $5.757                     397,385

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, the officers and directors of the Company and certain stockholders beneficially owning more than ten percent of the Company's Common Stock are required to file with the Commission and the Company reports of ownership, and changes in ownership, of Common Stock.

         Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no additional Form 5 filings were required, the Company believes that all such Section 16(a) filing requirements were timely satisfied.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Company's directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Upon the resignation of Wendy T. Landon from the Board on April 4, 2002, a vacancy was created on the Board. The Board did not fill such vacancy, and has, by decision of the Board, pursuant to its authority under the Company's By-Laws, reduced the number of directors to five. The nominees for election as directors are persons currently serving on the Board and information with respect to such directors is set forth below.

BOARD'S NOMINEES

         The nominees for director are David B. Barr, David J. Breazzano, David
H. Eisenberg, Randy N. McCullough and Jerry Winston. Under the Company's By-Laws, Mr. Barr is also an executive officer of the Company because he serves as the Chairman of the Board. Nevertheless, the Company considers Mr. Barr to be a non-employee director for compensation and other general corporate purposes. Mr. McCullough is the only other nominee and member of the Board who is also an executive officer of the Company.

         Further information concerning the nominees for election as directors at the Meeting, including their business experience during the past five years, appears below.


                                                       YEAR JOINED
                NAME                      AGE            COMPANY          POSITION(s) HELD
                ----                      ---          -----------        ----------------
David B. Barr                             39               1998           Chairman of the Board
David J. Breazzano                        46               1998           Director
David H. Eisenberg                        66               1998           Director
Randy N. McCullough                       50               1998           Director
Jerry Winston                             78               1998           Director


         David B. Barr has been a director of the Company since September 22, 1998 and became Chairman of the Board on November 6, 2000. Mr. Barr has been Co-Owner and a Member of PMTD Restaurants, LLC since September 1998. He served in the offices of Chief Executive Officer, President, Vice President of Finance and Treasurer of Great-American Cookie Company, Inc. ("GACC") from May 1996 to September 1998. Mr. Barr was Executive Vice President of Operations, Chief Financial Officer and Treasurer of GACC from July 1995 to May 1996. Prior to that, Mr. Barr served as Chief Financial Officer, Vice President of Finance and Treasurer of GACC from May 1994.

         David J. Breazzano has been a director of the Company since September 22, 1998. Mr. Breazzano co-founded DDJ Capital Management, LLC in March 1996 and has been a member since such time. From October 1990 to February 1996, Mr. Breazzano was Vice President of and Portfolio Manager for Fidelity Management & Research Company. Mr. Breazzano currently serves as a director of Key Energy Services, Inc. and Waste Systems International, Inc.

         David H. Eisenberg has been a director of the Company since September 22, 1998. Mr. Eisenberg has been the Chief Executive Officer of MJ Designs since July 2001. Prior to that Mr. Eisenberg was Chief Executive Officer of Eisenberg & Associates, Inc. in Dallas, Texas beginning February 2000. From November 1998 to February 2000, Mr. Eisenberg served as Co-Chairman and Chief Executive Officer of Let's Talk Cellular & Wireless, a publicly traded retail chain of 260 stores based in Miami, Florida. Mr. Eisenberg served as Chairman, President and Chief Executive Officer of

Chief Auto Parts Inc., a retail auto parts chain of 550 stores headquartered in Dallas, Texas, from November 1992 to September 1998. Mr. Eisenberg is on the board of directors of PowerSports, Inc., Let's Talk Cellular and Wireless, Earl Scheib, Inc., and several charitable organizations.

         Randy N. McCullough has been a director of the Company since September 22, 1998. Mr. McCullough has been the Company's President and Chief Executive Officer since its inception on August 20, 1998, and previously served in that capacity for the Predecessor Company since March 31, 1998. Mr. McCullough served as the Predecessor Company's Executive Vice President and Chief Operating Officer from January to March 1998. Mr. McCullough joined the Predecessor Company in April 1997 and was its Senior Vice President-Merchandise from April 1997 to March 1998. Prior to joining the Predecessor Company, Mr. McCullough served as President of Silverman's Factory Jewelers from 1991 to March 1997. Prior to that time, Mr. McCullough was a senior manager with a leading national retail jewelry chain for over 18 years.

         Jerry Winston has been a director of the Company since September 22, 1998. Prior to retirement in 1997, Mr. Winston was President of Jerry Winston Enterprises, Ltd., a wholesale diamond business, since 1990. Prior to 1990, Mr. Winston served as Executive Vice President of Harry Winston, Inc. for over 30 years with responsibility for directing the wholesale diamond division of one of the world's largest diamond distributors.

DIRECTOR COMPENSATION

         Employees of the Company receive no extra pay for serving as directors. The Company pays each of its non-employee directors an annual retainer fee of $15,000, plus, for attendance at meeting of the Board or committee meetings, an additional $500 per meeting. Directors are also reimbursed for the reasonable expenses incurred in connection with attending meetings of the Board and its committees.

         By and at the discretion of the Board, non-employee directors periodically may also be granted options to purchase Common Stock under the Company's 1998 Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan"). The Company is authorized to issue 250,000 shares of Common Stock under the Non-Employee Directors Plan. Each non-employee director elected to the Company's initial Board was granted under the Non-employee Directors Plan, subject to the stockholder approval of the Non-employee Directors Plan, which approval was received at the Annual Meeting of Stockholders held on November 3, 1998, an option to purchase 5,000 shares of Common Stock upon their election as director. Additionally, on November 4, 1999, each non-employee director was granted an option to purchase 10,000 shares of Common Stock. These options in the aggregate represented the right to purchase 70,000 shares of Common Stock and 180,000 shares remained authorized for issuance under the Non-employee Directors Plan as of the end of Fiscal 2002. All such options granted under the Non-employee Directors Plan have an exercise price equal to the market price of the Common Stock on the date of each grant.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE
NOMINEES.

                        BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

         During Fiscal 2002, the Board held five meetings, including two special meetings and three regular meetings. Further information concerning the Board's standing committees appears below.

AUDIT COMMITTEE

         The Audit Committee, consisting of David H. Eisenberg and Jerry Winston, assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's system of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

         The Audit Committee held two meetings during the last fiscal year. The Board has adopted a charter for the Audit Committee, which is attached as Appendix A to the Proxy Statement for the 2001 Annual Meeting of Stockholders of the Company.

         Both David H. Eisenberg and Jerry Winston are "independent director", as such term is defined under Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") listing standards, members of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

         The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended June 1, 2002.

REVIEW WITH MANAGEMENT

         The Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

         The Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence.

CONCLUSION

         Based on the review and discussions referred to above, the Committee recommended to the Company's board of directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 1, 2002 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

David H. Eisenberg
Jerry Winston

         The information contained in the foregoing report and in this proxy statement with respect to the Audit Committee charter and the independence of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board was created at the September 22, 1998 Board meeting and consists of David J. Breazzano, David B. Barr and Jerry Winston. David B. Barr was elected to replace David H. Eisenberg on the committee on November 6, 2000. The functions of the Compensation Committee are, among other things, to make recommendations to the Board concerning compensation plans and salaries of the Company's officers and other key personnel and to administer the Company's stock option, incentive stock, employee stock purchase and bonus plans. During Fiscal 2002, the Compensation Committee met once.

NOMINATING COMMITTEE

         The Company has no nominating committee or other committee of the Board performing similar functions.

                               EXECUTIVE OFFICERS

         The Company's executive officers are elected by the Board to hold office until their respective successor is elected and qualified or until their earlier resignation or removal. Information with respect to the Company's current executive officers is set forth below.

                                               YEAR JOINED
           NAME                   AGE            COMPANY          POSITION(s) HELD
           ----                   ---          -----------        ----------------
David B. Barr                     39              1998            Chairman of the Board
Randy N. McCullough               50              1998            President and Chief Executive Officer
Robert J. Herman                  41              1998            Vice President, Finance and Assistant Secretary


         Biographical information for Messrs. Barr and McCullough can be found under "Proposal 1. Election of Directors -- Board's Nominees."

         Robert J. Herman has been the Company's Vice President--Finance and Assistant Secretary since November 7, 2000. Mr. Herman previously served as Vice President, Controller for the Predecessor Company beginning February 2, 1998. Prior to joining Barry's, Mr. Herman served as the Controller for Datamark, Inc. from 1997 to 1998. From 1994 to 1997, Mr. Herman served as the Controller for Silverman's Factory Jewelers. From 1987 to 1994, Mr. Herman was employed by Sunbelt Nursery Group, Inc., serving as its Controller from 1991 to 1994.

EXECUTIVE COMPENSATION

         The following table sets forth the cash and non-cash compensation during each of the Company's last three completed fiscal years for the Company's
(i) Chief Executive Officer (ii) three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of fiscal year 2002, including Mr. Chad C. Haggar, the former Senior Vice President
- Operations, who served until June 28, 2002, and (iii) former Senior Vice President - Management Information Systems, Mr. Paul W. Hart, who served until January 24, 2002 (collectively, the "Named Executive Officers") for service in all capacities with the Company.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                          ---------------------------------    -------------------------
                                                                                        AWARDS
                                                                               -------------------------
                                                                                              SECURITIES
                                                                   OTHER                        UNDER-
                                                                  ANNUAL       RESTRICTED       LYING
NAME AND PRINCIPAL                                                COMPEN-        STOCK         OPTIONS/         ALL OTHER
     POSITION                YEAR(1)       SALARY      BONUS      SATION(2)    Award(s) (3)       SARS        COMPENSATION(4)
                                            ($)        ($)          ($)           ($)            (#)               ($)
Randy N. McCullough           2002         325,000      --         80,500          --             --               561
President and Chief           2001         337,723      108,333   161,000          --             --               450
Executive Officer             2000         373,123      108,333   161,000          --             20,000         1,638

David B. Barr                 2002         179,670      --         --              --             --               135
Chairman of the Board         2001         213,549      --         --              --            100,000           151
                              2000          15,750      --         --              --             10,000            --

Robert J. Herman              2002         110,000       73,333    --              --             --               204
Vice President--Finance       2001          90,598      --         --              --             25,000           155
and Assistant Secretary       2000          87,214      --         --              --              2,500           137

Chad C. Haggar                2002         170,000      --         26,913           3,750         --               270
Former Senior Vice            2001         170,000       28,333    30,429          28,906         --               270
President--Operations         2000         180,839       39,128    15,013          27,344          5,000           310

Paul W. Hart                  2002          97,825      --         26,913           3,750         --               185
Former Senior Vice            2001         151,224       25,083    30,429          28,906         --               298
President--Management         2000         151,397       43,837    15,013          27,344          5,000           353
Information Systems


----------

(1) "2002" represents the Company's 52-week fiscal year ended June 1, 2002. "2001" represents the Company's 52-week fiscal year ended June 2, 2001. "2000" represents the Company's 53-week fiscal year ended June 3, 2000.

(2) Includes bonuses paid by the Company to compensate for the taxes incurred as part of the grants of equity in the Company to the Named Executive Officers pursuant to their respective employment agreements, each of which was entered into as of October 2, 1998. Under the terms of the employment agreements, the Company agreed to loan funds to approximate such taxes and also to make bonus payments, provided generally the

      Named Executive Officer remains employed by the Company on the due date, equal to the amounts of principal (but not interest thereon) due under the promissory notes executed as part of the loans. The repayment terms for the loans call for quarterly payments over three years for each of the Named Executive Officers. Excludes perquisites, other personal benefits, securities and property, which, in the aggregate, did not exceed, in any year shown, the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual for such year.

(3) The restricted stock awards were made to the Named Executive Officers upon the reorganization of and merger with the Predecessor Company on October 2, 1998 and were made in lieu of confirmation bonuses provided for in their employment contracts with the Predecessor Company. The Named Executive Officers possess all of the restricted stock holdings of the Company. As of the end of Fiscal 2002, the aggregate restricted stock holdings of the Company were 250,000 shares of Common Stock and the aggregate value of such holdings was $16,250 based on a valuation of $0.065 per share, which is the price at which the Company's Common Stock was trading at the close of business on May 31, 2002. The awards of each Named Executive Officer vest in 25% increments on the date of such grant and the three successive anniversaries thereof. Dividends will be paid on these restricted stock holdings to the extent the Company pays any dividends with respect to its Common Stock.

(4) Includes the dollar value of payments by the Company with respect to group term life insurance and life insurance premium reimbursements for the benefit of each of the respective Named Executive Officers.

EMPLOYMENT AGREEMENTS

         On November 6, 2000, Mr. Barr became Chairman of the Board, with an agreed compensation in the amount of $28,571 per month. His arrangement also provided for the granting of 100,000 options for common stock of the Company with a strike price of $1.75 per share. Upon commencement of the arrangement, options with respect to 50,000 shares of common stock vested. The remaining options vested 25,000 on July 18, 2001 and 25,000 on January 18, 2002. On August 1, 2001, his compensation was reduced to $12,500 per month. The arrangement can be terminated by either party upon thirty days' notice.

         Mr. McCullough's prior employment agreement, which provided that he receive an annual salary of $325,000, a guaranteed bonus of 25% of his base salary and equity grants relating to a total of 175,000 shares of Common Stock, expired as of October 3, 2001. The Company and Mr. McCullough currently have an employment arrangement in place pursuant to which Mr. McCullough continues to receive the annual salary provided under his prior employment agreement, but with the understanding that he receives no guaranteed bonus or other compensation as previously provided under such employment agreement.

         On May 21, 2001, the Company entered into an employment arrangement with Robert Herman making him Vice President--Finance. The arrangement called for Mr. Herman to receive a base salary of $110,000 annually with two guaranteed bonuses equal to one third of his base salary payable in December 2001 and June 2002. His arrangement also provided for the granting of 25,000 options for Common Stock of the Company, vesting over four years at a rate of 25% per year with a strike price of $.60 per share.

OPTIONS GRANTED

         There were no stock options granted to the Named Executive Officers in Fiscal 2002.

STOCK OPTION EXERCISES AND JUNE 1, 2002 STOCK OPTION VALUE TABLE

         The following table shows information concerning stock options the Named Executive Officers exercised during Fiscal 2002, and unexercised options they held as of June 1, 2002.

                     AGGREGATED FISCAL 2002 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT FISCAL
                                  SHARES         VALUE                 YEAR-END (#)                       YEAR-END ($)(1)
                                ACQUIRED ON    REALIZED    -------------------------------       ------------------------------
NAME                           EXERCISE (#)       ($)      EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                           ------------    --------    -----------       -------------       -----------      -------------
Randy N. McCullough                  --           --            47,500              22,500             0                0
David B. Barr                        --           --           108,750               6,250             0                0
Robert J. Herman                     --           --            12,750              21,750             0                0
Chad C. Haggar                       --           --                --                  --            --               --
Paul W. Hart                         --           --                --                  --            --               --

----------

(1) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the in-the-money options. The closing price of the Company's stock on Friday, May 31, 2002, was $0.065.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of three directors, David B. Barr, David J. Breazzano, and Jerry Winston. Under the Company's By-laws, Mr. Barr is an officer of the Company because he serves as the Chairman of the Board. Mr. Barr served as Chairman of the Board for the Company during Fiscal 2002. Messrs. Breazzano and Winston were not officers or employees of the Company during Fiscal 2002 or prior thereto.

         Mr. Breazzano indirectly as part of his sharing of voting and dispositive power with regard to DDJ Capital Management, LLC, can be considered to have an indirect material interest in the lendings made by funds controlled by DDJ Capital Management, LLC to the Company. See "Certain Relationships and Related Transactions - Related Party Credit Facilities".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In its single meeting during Fiscal 2002, the Compensation Committee reviewed the arrangements for the compensation of the Company's executive officers and determined they were appropriate. Therefore, the following text sets forth the Compensation Committee's general statement as to its policies in determining executive officer compensation.

         COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board is responsible for developing and implementing the Company's executive compensation policies. The Compensation Committee's philosophy of executive compensation is to enhance the profitability of the Company, and thus stockholder value, by closely aligning the financial interests of the executive officers with those of the stockholders.

         IMPLEMENTATION OF PHILOSOPHY

         Generally, the Compensation Committee seeks to realize this objective by the use of short term incentives in the form of salary and cash bonuses, and long term incentives in the form of stock option and restricted stock grants. Salaries initially are set based on the executive officer's experience and competitive conditions. Thereafter, salaries may be adjusted based on various factors, including the executive's performance. In setting and making adjustments to salaries, the Compensation Committee also considers salaries paid to similarly situated executive officers in comparable companies.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In reviewing Mr. McCullough's annual salary and incentive compensation, the Compensation Committee considered numerous factors, including Mr. McCullough's extensive experience in the jewelry industry, his prior success in turning around troubled companies and the market rate for presidents and chief executive officers with knowledge and experience commensurate to that of Mr. McCullough. Based on these factors, and after negotiations between the Compensation Committee and Mr. McCullough, the Compensation Committee established Mr. McCullough's compensation terms.

                           THE COMPENSATION COMMITTEE

                                  David B. Barr
                               David J. Breazzano
                                 Jerry Winston


COMMON STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return on the Company's Common Stock over the period since the stock has been traded and during which the Common Stock has been registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended, (assuming a $100 investment in the Common Stock at the beginning of such period and the reinvestment of all dividends). Such period begins on November 17, 1998 (the first day the Company's Common Stock was traded on Nasdaq's OTC Bulletin Board) and ends on May 31, 2002 (the last trading day of Fiscal 2002). Also presented are the cumulative total stockholder returns for the same period (assuming a $100 investment in each at the beginning of the period and the reinvestment of all dividends) of the Standard & Poor's Small Cap Index and the Standard & Poor's Consumer (Discretionary) - Small Cap Index.

                                [GRAPHIC OMITTED]

                                        Nov 17, 1998   May 28, 1999  June 3, 2000  June 2, 2001  June 1, 2002
                                        ------------   ------------  ------------  ------------  ------------
       Samuels                              100.00        103.23         129.03        18.06          1.63
       S&P Small Cap 600 Index              100.00        108.31         129.37       139.88        150.51
       Consumer (Discretionary) -           100.00        112.19          98.72       115.72        153.31
       Small Cap



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Management Indebtedness

         In July 2000, the Company completed the sale of 2,795,940 shares of Common Stock to several purchasers pursuant to a private offering by the Company. The Company permitted its executive officers at such time to purchase Common Stock pursuant to such private offering for a combination of cash and a promissory note for up to 90% of each such officer's respective total purchase price. The notes generally require payment in full by the seventh anniversary of the date of the respective loans, but require mandatory annual prepayments of principal and accrued interest in varying amounts. The notes generally are 100% recourse as to accrued interest and up to 33% recourse as to principal. The notes accrue interest at a rate per annum equal to the federal mid-term rate of interest published by the U.S. Treasury. The notes require a mandatory annual prepayment of the principal and accrued interest on the respective note in an amount equal to the lesser of (a) 25% of the pre-tax amount of any cash bonus paid by the Company to the respective officer and (b) the sum of the accrued and unpaid interest owing on the respective note plus the unpaid principal amount outstanding on the note. Each officer may elect, for 1 year in the 7-year period, to omit the inclusion of the unpaid principal amount outstanding on the note under the foregoing calculation.

         The notes permit the suspension of the payment of the applicable prepayment amounts as long as an officer has made sufficient deferrals of amounts from the officer's base salary and any bonuses under the Company's Deferred Compensation Plan to equal the prepayment amounts that are being suspended. The Deferred Compensation Plan provides for the withholding of a percentage of an eligible employee's base salary and any bonus for a period not to exceed the 7-year anniversary of the date of the first deferral under the plan. The Company shall credit the amounts deferred under the Deferred Compensation Plan to a book entry account of the Company for each participant in the plan and such amounts shall accrue interest at a rate equal to the prime rate of interest in effect from time to time.

         The following table sets forth executive officers of the Company indebted to the Company since the beginning of the fiscal year ended June 1, 2002 pursuant to their purchase under the private offering. Mr. Hart's employment with the Company terminated during the fiscal year ended June 1, 2002, and Mr. Haggar's employment with the Company terminated in June 2002.

                                         Largest Aggregate Amount of              Aggregate Amount of
                                           Indebtedness Under Note              Indebtedness Under Note
                                        Outstanding at any Time During     Outstanding as of September 29,
     Name of Executive Officer                 Fiscal Year 2002                          2002
-------------------------------------   ------------------------------     -------------------------------
Randy N. McCullough                                  $713,688                          $758,000
Chad C. Haggar                                        100,756                           107,012
Paul W. Hart                                          125,945                           133,765

         As of September 30, 2002, the full principal amount of each note is outstanding.

         The terms of the notes of Messrs. McCullough, Haggar and Hart provide that they shall become due and payable within thirty days following a termination of employment with the Company for any reason other than without cause or other than due to death or disability. The notes become due and payable within 6 months following termination by the Company without cause or due to death or disability, unless Mr. McCullough, Mr. Haggar or Mr. Hart, as applicable, pledges sufficient collateral to secure repayment. Although Messrs. Haggar's and Hart's employment with the Company has terminated, no arrangement has been reached as to the payment to be made on the note each provided for the purchase of Common Stock in the private offering.

         In addition to the foregoing, Mr. McCullough also had indebtedness to the Company during the fiscal year ending June 1, 2002 relating to a loan made to him to compensate him for taxes incurred as a result of equity grants made to him by the Company in connection with an employment agreement he entered into with the Company. Under the terms of such employment agreement, which was entered into as of October 2, 1998, Mr. McCullough was obligated to repay the principal and interest on such loan quarterly for three years, with interest accruing at the lowest statutory interest rate necessary for tax purposes. The Company agreed as part of such employment agreement to pay to Mr. McCullough a bonus equal to the amount of principal (but not interest) due under the aforementioned loan on the dates Mr. McCullough was obligated to make his quarterly payments, provided generally that he remained employed on such date. Mr. McCullough's loan to the Company was paid in full as of October 2, 2001. The largest aggregate amount of indebtedness of Mr. McCullough under such loan outstanding at any time during the fiscal year ending June 1, 2002 was $80,500.

         Related Party Credit Facilities

         On October 1, 2001, the Company replaced its former revolving credit facility, which expired as of such date, by entering into a $20.0 million senior revolving credit facility with lenders represented by DDJ Capital Management, LLC, acting as their agent. The lenders under such credit facility are B III Capital Partners, L.P. and B III-A Capital Partners, L.P., each of which, along with DDJ Capital Management, LLC, may be deemed to own more than 5% of the Company's outstanding Common Stock.

The lenders under this new $20.0 million senior revolving credit facility are committed to make revolving advances to the Company in amounts determined based on percentages of eligible inventory. The annual rate of interest under the $20.0 million senior revolving credit facility is 12.0% per annum. Interest charges are payable monthly. Upon the occurrence and during the continuation of any event of default under the senior revolving credit facility, all obligations will bear interest at 15.0% per annum. As collateral for all obligations to the lenders under the senior revolving credit facility, the Company granted a first priority perfected security interest in and to substantially all of its owned or thereafter acquired assets, both tangible and intangible. The senior revolving credit facility contains covenants which include: meeting a minimum level of tangible net worth, meeting a minimum amount of earnings before interest, taxes, depreciation and amortization ("EBITDA"), and not exceeding a defined level of capital expenditures. The financing agreement also prohibits the payment of dividends.

         As of June 1, 2002, the Company had borrowings of $13.2 million outstanding under the revolving credit facility with additional credit available of approximately $0.1 million under the terms of the agreement. As of June 1, 2002, the Company was in compliance with all terms of the financing agreement.

         During Fiscal Year 2002, the Company was allowed to advance amounts in excess of the percentage of its eligible inventory as defined in its senior revolving credit facility. The agent and lenders agreed to advance the funds, on a daily basis, notwithstanding that such advances were overadvances pursuant to the terms of the senior revolving credit facility. The agent and lenders further agreed that in the event that the Company was unable to repay the amount of the overadvances on the next business day (as required by the loan agreement), an event of default did not occur.

         As of May 31, 2002, the Company amended the senior revolving credit facility by changing its termination date from January 31, 2003 to June 30, 2003 and modifying the tangible net worth, minimum EBITDA and capital expenditure limitation covenants. The amendment also allows the lenders to make advances in excess of the amounts determined based on percentages of eligible inventory provided that the total amount of these advances does not exceed $7.0 million and that the aggregate amount of all advances outstanding under the senior revolving credit facility does not exceed the $20.0 million limit. Advances in excess of eligible inventory percentages must be repaid to the lenders within three business days from the date the agent requests that such amounts be repaid.

         The aggregate amount of interest and fees paid by the Company to DDJ Capital Management, LLC and the lenders pursuant to the senior revolving credit facility during the fiscal year ended June 1, 2002 was $1.1 million.

         David Breazzano, as a director of the Company who may be deemed to beneficially own all of shares of Common Stock owned by DDJ Capital Management, LLC, B III Capital Partners, L.P. and B III-A Capital Partners, L.P. because he shares voting and dispositive power with respect to DDJ Capital Management, LLC, may also be deemed to have an indirect material interest in the senior revolving credit facility because of such relationship.

         As a result of its cash losses and in order to meet its liquidity needs, the Company entered into a loan agreement and junior security agreement on April 30, 2001, with lenders represented by DDJ Capital Management, LLC acting as their agent. The lenders under such credit facility are B III Capital Partners, L.P. and B III-A Capital Partners, L.P., each of which, along with DDJ Capital Management, LLC, may be deemed to own more than 5% of the Company's outstanding Common Stock. This junior loan agreement provides up to $15 million for working capital needs based on percentages of eligible inventory and the level of borrowings outstanding under the senior revolving credit facility and also includes the lending of an additional $14.3 million arising out of the purchase at a discount of a portion of the Company's accounts payable during the second quarter of Fiscal 2001. Interest is payable monthly. The agent, on behalf of the lenders, waived the requirement that the Company make monthly cash interest payments in accordance with the terms of the loan agreement, commencing with the October 1, 2001 interest payment and continuing until further notice from the agent. The agent in its sole discretion, may decide at any time to reinstate the Company's obligation to make monthly cash interest payments. The interest rate on borrowings under this agreement was originally 20% per annum through October 31, 2001 and then began increasing by .25% per month. Advances made in excess of amounts available under eligible inventory requirements accrue at a per annum rate that is 2% above the otherwise applicable rate. Upon the occurrence and during the continuance of any event of default, interest accrues at a per annum rate that is 2% above the otherwise applicable rate. Under terms of the junior security agreement, the Company granted a security interest in and to substantially all owned or thereafter acquired assets, both tangible and intangible, as collateral for amounts borrowed under the loan agreement. The security provided by the Company is subordinated to the secured liens the Company provides to the lenders under its senior revolving credit facility per the terms of the junior security agreement.

         As of June 1, 2002 the Company had direct borrowings of $28.3 million outstanding under the junior loan agreement with interest rates of 21.75% on $17.9 million and 23.75% on $10.4 million (the amount in excess of available inventory). Upon the execution of an amendment to the junior loan agreement as discussed below, the Company had no additional credit available under this facility. At June 1, 2002 the accrued and unpaid interest under this loan agreement was $4.5 million.

         On June 15, 2002, the Company entered into an amendment of the junior loan agreement. The amendment extended the agreement until June 30, 2003. The amendment also reduced the principal amount available under the agreement from $29.3 million to $28.3 million and reduced the interest rate to a fixed 20% per annum. The Company was also allowed to capitalize and add to the principal amounts outstanding all accrued interest due and payable at the date of the amendment, which such amount was $4.8 million. As part of the amendment, any future monthly cash interest payments not made at the election of the Company will also be capitalized and added to the principal amount outstanding.

         The aggregate amount of interest and fees paid by the Company to DDJ Capital Management, LLC and the lenders pursuant to the junior loan agreement during the fiscal year ended June 1, 2002 was $1.3 million.

         David Breazzano, as a director of the Company who may be deemed to beneficially own all of shares of Common Stock owned by DDJ Capital Management, LLC, B III Capital Partners, L.P. and B III-A Capital Partners, L.P. because he shares voting and dispositive power with respect to DDJ Capital Management, LLC, may also be deemed to have an indirect material interest in the junior loan agreement because of such relationship.

        PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP, as the independent certified public accountants of the Company for fiscal year 2003. Deloitte & Touche LLP has no investment in the Company and it served as the Company's independent certified public accountants for Fiscal 2002. It is intended that the appointment of Deloitte & Touche LLP be submitted to the stockholders for ratification at the Meeting. If the appointment is not approved or if that firm shall decline to act or their appointment is otherwise discontinued, the Board will consider whether to appoint other independent certified public accountants. The Board is submitting the appointment of Deloitte & Touche LLP to stockholders for ratification as a matter of what it considers to be good corporate practice, but stockholder ratification is not required by the Company's Certificate of

Incorporation or By-Laws or otherwise. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such change would be in the interests of the Company and its stockholders.

         The Company does not expect that a representative of Deloitte & Touche LLP will be present at the Meeting. Therefore, Deloitte & Touche LLP will not make any statement at the Meeting and its representatives are not expected to be available to respond to questions.

Audit Fees

         Deloitte & Touche LLP billed an aggregate of $175,875 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 1, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

Financial Information Systems Design and Implementation Fees

         Deloitte & Touche LLP did not render any professional services for the Company in connection with financial information systems design and implementation during the fiscal year ended June 1, 2002.

All Other Fees

         Deloitte & Touche LLP billed an aggregate of $77,644 for all other non-audit services performed for the Company for the fiscal year ended June 1, 2002, primarily for work associated with the preparation of federal, state and local tax returns.

         The Audit Committee has considered whether the provision of the services other than the services referenced under "Audit Fees" above is compatible with maintenance of the principal accountant's independence.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2003.

                                  OTHER MATTERS

         The Company does not know of any other business to be presented at the Meeting and does not intend to bring any other matters before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                              SOLICITATION EXPENSES

         This solicitation of proxies is being made by the Board of the Company, and the cost of the solicitation will be borne by the Company. The principal solicitation of proxies is being made by mail, except that, if necessary, directors, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such shares.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the Company's next annual meeting of stockholders must be received by the Company no later than June 2, 2003 and the proposals must meet certain eligibility requirements under the rules of the Commission. Proposals must be addressed to the attention of the Corporate Secretary, Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

         Stockholder proposals, including nominations of one or more persons for election as directors, submitted outside of the Commission's procedures for including such proposals in the Company's Proxy Statement must be mailed or delivered in a notice to the attention of the Corporate Secretary at the address above and must be received by the Company no later than August 6, 2003. The notice must comply in all respects with the requirements therefor set forth in the Company's By-Laws. If such notice is received after such respective date, the Company's proxy for the 2003 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2003 Annual Meeting of Stockholders.

                                        By Order of the Board of Directors
                                        /s/ Robert J. Herman

                                        Robert J. Herman
                                        Assistant Secretary

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PROXY                        SAMUELS JEWELERS, INC.
              2914 Montopolis Drive, Suite 200, Austin, Texas 78741

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned stockholder of SAMUELS JEWELERS, INC., a Delaware corporation (the "Company"), hereby appoints Randy N. McCullough and Robert J. Herman and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, at 10:00 a.m. local time, November 6, 2002, and all adjournments and postponements thereof with authority to vote said stock on the matters set forth below.

           The Board of Directors recommends a vote FOR Items 1 and 2.

1. ELECTION OF DIRECTORS. David B. Barr, David J. Breazzano, David H. Eisenberg, Randy N. McCullough and Jerry Winston.

         [ ] FOR all nominees listed above, except that a vote shall be withheld from the following nominee(s) (insert names, if any)
                                                                           .
                 ----------------------------------------------------------

         [ ]     WITHHOLD AUTHORITY to vote for all nominees.

         This proxy also grants to the proxyholders the discretionary power to vote the shares of Common Stock represented cumulatively for one or more of the above nominees other than those (if any) for whom authority to vote is withheld above.

2.       RATIFICATION OF APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS.

         [ ]     FOR             [ ]     AGAINST           [ ]     ABSTAIN

3. In their discretion, the proxyholders will vote upon such other business as may be properly brought before the meeting and each adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                    Dated:                 , 2002
                                           ----------------

                                    (Signature)

                                    (Signature)

                                    Please sign your name exactly as it appears on the left. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of the appointment unless previously furnished to the Company or its transfer agent. All joint owners should sign.

PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED.